                                                                     EXHIBIT 1.1





                                 $_____________

                  DEUTSCHE FLOORPLAN RECEIVABLES MASTER TRUST

   $_________ Floating Rate Asset Backed Certificates, Series 1996-1, Class A

   $_________ Floating Rate Asset Backed Certificates, Series 1996-1, Class B


                             UNDERWRITING AGREEMENT
                             ----------------------

                                                          Dated October __, 1996


DEUTSCHE MORGAN GRENFELL, INC.
 as Representative of the
 several Underwriters
31 West 52nd Street, 12th Floor
New York, New York 10019


Ladies and Gentlemen:

     Section 1. Introductory. Deutsche Floorplan Receivables, L.P., a Delaware limited partnership ("Deutsche FRLP"), proposes to sell $____________ Floating Rate Asset Backed Certificates, Series 1996-1, Class A and $____________ Floating Rate Asset Backed Certificates, Series 1996-1, Class B (the "Offered Certificates") of the Deutsche Floorplan Receivables Master Trust (the "Trust"). Each Offered Certificate will represent a fractional undivided interest in the Trust. The assets of the Trust will include, among other things, a pool of receivables (collectively, the "Receivables") transferred and sold by Deutsche Financial Services Corporation, a Nevada corporation (together with its successors in interest, "DFS"), and Deutsche Business Services Corporation, a Missouri corporation (together with its successors in interest, "Deutsche BSC") to Deutsche FRLP pursuant to a Receivables Contribution and Sale Agreement (as supplemented and amended from time to time, the "Receivables Contribution and Sale Agreement") amended and restated as of March 1, 1994 among DFS, Deutsche BSC and Deutsche FRLP, and subsequently transferred and sold by Deutsche FRLP to the Trust pursuant to a Pooling and Servicing Agreement (as supplemented and amended from time to time, the "P&S"), amended and restated as of October 1, 1996, among Deutsche FRLP, as the Seller, DFS, as the Servicer, and Chase Manhattan Bank, as trustee (the "Trustee"). The Offered Certificates will be issued pursuant to the P&S and the Series 1996-1 Supplement to the P&S to be dated as of October 1, 1996 (the "Supplement"), among Deutsche FRLP, DFS and the Trustee. The P&S and the Supplement are collectively referred to as the "Pooling and Servicing Agreement". In addition, $____________ Floating Rate Asset Backed Certificates, Series 1996-1, Class C (the "Class C Certificates" and, together with the Offered Certificates, the "Certificates"), will be issued pursuant to the Pooling and Servicing Agreement. The

Receivables Contribution and Sale Agreement and the Pooling and Servicing Agreement are collectively referred to as the "Designated Agreements".

     Deutsche FRLP has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-10943), including the related prospectus, for the registration under the Securities Act of 1933, as amended (the "Act"), of the Offered Certificates, in the form heretofore delivered to the Underwriters. The registration statement (including the prospectus constituting a part thereof and the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the rules and regulations of the Commission under the Act (the "1933 Act Regulations")) in the form in which it became effective under the Act on October __, 1996 (the "Effective Date"), including the exhibits thereto, is referred to herein as the "Registration Statement", and the prospectus dated October __, 1996 in the form in which it was most recently filed with the Commission (including the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations) is referred to herein as the "Prospectus", except that if any revised prospectus shall be provided to you by Deutsche FRLP for use in connection with the offering of the Offered Certificates which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by Deutsche FRLP pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to you for such use.

     Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Pooling and Servicing Agreement.

     Section 2. Representations, Warranties and Covenants of DFS and Deutsche FRLP. Each of DFS and Deutsche FRLP, as applicable, represents and warrants to, and agrees with, Deutsche Morgan Grenfell/C.J. Lawrence Inc., ("Deutsche Morgan Grenfell") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Deutsche Morgan Grenfell is acting as representative (in such capacity, Deutsche Morgan Grenfell shall hereinafter be referred to as the "Representative"), as of the date hereof that:

             (i) On the Effective Date and on the date hereof, the Registration Statement did and will comply, in all material respects, with the requirements of the Act and the 1933 Act Regulations, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the date hereof (unless the term "Prospectus" refers to a prospectus which has been provided to you by Deutsche FRLP which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to you for such use) and at the Closing Date (as defined herein), will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that these representations and warranties shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to Deutsche FRLP by the Representative expressly for use in the Registration Statement or the Prospectus.

             (ii) DFS is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, and is duly qualified to transact business and is in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership of its property requires such qualification, with corporate power to own, lease and operate its property and conduct its business as it is currently conducted.

             (iii) Deutsche FRLP is a limited partnership duly organized, validly existing and in good standing under the laws of the state of its organization, and is duly qualified to transact business and is in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership of its property requires such qualification.

             (iv) Each of DFS and Deutsche FRLP has the requisite power to execute and deliver each of the Pooling and Servicing Agreement and this Agreement and to perform their respective obligations under the Designated Agreements and hereunder.

             (v) Each of the Pooling and Servicing Agreement and this Agreement has been duly and validly authorized, executed and delivered by each of DFS and Deutsche FRLP, and each of the Designated Agreements constitutes the valid, legal and binding obligation of each of DFS and Deutsche FRLP, enforceable against each of DFS and Deutsche FRLP in accordance with its terms.

             (vi) The direction by Deutsche FRLP to the Trustee to authenticate and deliver the Offered Certificates has been duly authorized by Deutsche FRLP, and as of the Closing Date, the Offered Certificates will be duly and validly authorized, and, when duly and validly executed by Deutsche FRLP and authenticated by the Trustee and delivered to Deutsche FRLP in accordance with the Pooling and Servicing Agreement, and following delivery to and payment therefor by the Underwriters as provided herein, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

             (vii) The Offered Certificates will have been duly and validly executed and authenticated by the Trustee in accordance with the Pooling and Servicing Agreement on or before the Closing Date referred to below.

             (viii) Neither the execution and delivery by DFS or Deutsche FRLP of the Pooling and Servicing Agreement or of this Agreement nor the consummation by DFS or Deutsche FRLP of the transactions contemplated in the Designated Agreements or herein, nor the issuance of the Offered Certificates by the Trust or the public offering thereof as contemplated in the Prospectus, will conflict in any material respect with or result in a material breach of, or constitute a material default (with notice or passage of time or both) under, or result in the imposition of any lien, pledge, charge, encumbrance, adverse claim or other security interest of any other person (collectively, "Liens") upon any of the property or assets of DFS or Deutsche FRLP (except as required or permitted pursuant thereto or hereto), pursuant to any material mortgage, indenture, loan agreement, contract or other instrument to which DFS or Deutsche FRLP is party or by which either of them is bound, nor will such action result in any violation of any provisions of any applicable law, administrative regulation or administrative or court decree, the certificate of incorporation or by-laws of DFS or the partnership agreement of Deutsche FRLP. Neither DFS nor Deutsche FRLP is in violation of its certificate of incorporation or partnership agreement, respectively, in default in any material respect in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease, pooling and servicing agreement or other instrument to which it is a party or by which it may be bound, or to which any material portion of its property or assets is subject.

             (ix) No legal or governmental proceedings are pending to which DFS or Deutsche FRLP is a party or of which any property of DFS or Deutsche FRLP is the subject, which if determined adversely to DFS or Deutsche FRLP would, individually or in the aggregate, have a material adverse effect on the financial position, shareholders' equity or results of operations of DFS or Deutsche FRLP; and to the best of DFS's or Deutsche FRLP's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

             (x) No consent, approval, authorization or order of, or registration, filing or declaration with, any court or governmental agency or body is required in connection with (i) the execution and delivery by DFS or Deutsche FRLP of the Pooling and Servicing Agreement or this Agreement or the performance by DFS or Deutsche FRLP of any Designated Agreement or this Agreement or (ii) the offer, sale or delivery of the Offered Certificates, except such as shall have been obtained or made, as the case may be, or will be obtained or made, as the case may be, prior to the Closing Date, or will not materially adversely affect the ability of DFS or Deutsche FRLP to perform its obligations under any Designated Agreement or this Agreement.

             (xi) Each of DFS and Deutsche FRLP possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Prospectus, except to the extent that the failure to have such licenses, certificates, authorities or permits does not have a material adverse effect on the Offered Certificates or the financial condition of DFS or Deutsche FRLP, and neither DFS nor Deutsche FRLP has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of its business, operations or financial condition.

             (xii) On the Closing Date, Deutsche FRLP (i) will have good and marketable title to the Receivables being transferred by it to the Trustee pursuant thereto, free and clear of any Lien, except to the extent permitted in the Pooling and Servicing Agreement, (ii) will not have assigned to any person any of its right, title or interest in such Receivables or in the Pooling and Servicing Agreement and (iii) will have the power and authority to sell the Receivables to the Trustee, and upon execution and delivery of the Pooling and Servicing Agreement by the Trustee, the Trustee will have good and marketable title thereto, in each case free of Liens other than any Lien created by an Underwriter.

             (xiii) The properties and businesses of each of DFS and Deutsche FRLP conform, in all material respects, to the descriptions thereof contained in the Prospectus.

     Section 3. Purchase, Sale and Delivery of Offered Certificates. (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, Deutsche FRLP agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from Deutsche FRLP, on October __, 1996, or on such other date no later than seven business days thereafter as shall be mutually agreed upon by Deutsche FRLP and the Representative (the "Closing Date") the principal amount of the Offered Certificates set forth in Schedule A opposite the name of such Underwriter. The Offered Certificates are to be purchased at a purchase price equal to _____% of the aggregate principal amount thereof.

     (b) Against payment of the purchase price in same day funds drawn to the order of Deutsche FRLP, Deutsche FRLP will deliver the Offered Certificates to the Underwriters at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603 on the Closing Date. The Offered Certificates to be so delivered will be initially represented by one or more Offered Certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Offered Certificates will be represented by book entries on the records of DTC and participating members thereof. Definitive Certificates will be available only under limited circumstances.

     Section 4. Public Offering of the Certificates. It is understood by the parties hereto that, after the Registration Statement becomes effective, the Underwriters propose to offer the Offered Certificates for sale to the public (which may include selected dealers), as set forth in the Prospectus.

     Section 5. Covenants of DFS and Deutsche FRLP. Each of DFS and Deutsche FRLP jointly and severally covenants and agrees with each Underwriter:

          (a) If required, to file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) not later than the time specified therein. DFS and/or Deutsche FRLP will advise the Underwriters promptly of any such filing pursuant to Rule 424(b).

          (b) To make no amendment or any supplement to the Registration Statement or the Prospectus as amended or supplemented, without furnishing the Representative with a copy of the proposed form thereof and providing the Representative with a reasonable opportunity to review the same and not to file any such amendment or supplement to which the Representative shall reasonably object; and to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus as amended or supplemented or any amended Prospectus has been filed or mailed for filing, of the issuance of any stop order by the Commission, of the suspension of the qualification of the Offered Certificates for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus as amended or supplemented or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any Prospectus relating to the Offered Certificates or suspending any such qualification, promptly to use its best efforts to obtain its withdrawal.

          (c) Promptly from time to time to take such action as the Representative may reasonably request in order to qualify the Offered Certificates for offering and sale under the securities laws of such states as the Representative may request and to continue such qualifications in effect so long as necessary under such laws for the distribution of such Offered Certificates; provided, that in connection therewith neither DFS nor Deutsche FRLP shall be required to qualify as a foreign corporation or partnership, respectively, to do business or to file a general consent to service of process in any jurisdiction.

          (d) To furnish the Representative with copies of the Registration Statement (including exhibits) and copies of the Prospectus as amended or supplemented in such quantities as the Representative may from time to time reasonably request; and if the delivery of a Prospectus shall be at the time required by law in connection with sales of any Offered Certificates, either (i) any event shall have occurred as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary during such same period to amend or supplement the Prospectus as amended or supplemented, to notify the Representative and to prepare and furnish to the Representative as the Representative may from time to time reasonably request an amendment or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

          (e) To make generally available to Certificateholders as soon as practicable after the Effective Date of the Registration Statement (as such date is defined in Rule 158(c) under the Act), an earnings statement of Deutsche FRLP complying with Rule 158 under the Act and covering a period of at least twelve consecutive months beginning after such Effective Date.

          (f) To furnish to each Underwriter copies of the Registration Statement (one of which will be signed and will include all exhibits), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as such Underwriter reasonably requests.

          (g) So long as any of the Offered Certificates are outstanding, to furnish each Underwriter copies of all reports or other communications (financial or other) furnished to Certificateholders, and to deliver to the Underwriters during such same period (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission and (ii) such additional information concerning the business and financial condition of Deutsche FRLP as such Underwriter may from time to time reasonably request.

          (h) To pay all expenses incident to the performance of the obligations under this Agreement, including:

                  (i) the word processing, printing and filing of the Registration Statement as originally filed and of each amendment thereto;

                  (ii) the reproduction of this Agreement;

                  (iii) the preparation, printing, issuance and delivery of the Offered Certificates to the Underwriters;

                  (iv) the fees and disbursements of counsel and accountants for DFS and/or Deutsche FRLP;

                  (v) the qualification of the Offered Certificates under securities laws in accordance with the provisions of Section 5(c) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey;

                  (vi) if requested by the Representative, the determination of the eligibility of the Offered Certificates for investment and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Legal Investment Memorandum;

                  (vii) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of the preliminary prospectuses, and of the Prospectus and any amendments or supplements thereto;

                  (viii) the printing and delivery to the Underwriters of copies of the Blue Sky Survey and, if requested by the Representative, the Legal Investment Memorandum, if any;

                  (ix) the fees of Moody's Investors Service, Inc., Standard & Poor's Ratings Services and Fitch Investors Service Inc. for rating the Offered Certificates; and

                  (x) the fees and expenses of the Trustee and its counsel.

     If the sale of the Offered Certificates is not consummated by reason of any failure, refusal or inability on the part of DFS or Deutsche FRLP to perform any agreement on its part to be performed, or because any condition of the Underwriters' obligations hereunder required to be fulfilled shall not have been fulfilled (other than as a result of any breach or default by the Underwriters), each of DFS and Deutsche FRLP shall jointly and severally be obligated to reimburse the Underwriters for all out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters. For purposes of the preceding sentence, the conditions in clauses (ii) and (iii) of Section 6(d) shall not be conditions required to be fulfilled by DFS or Deutsche FRLP.

          (i) For a period from the date of this Agreement until the retirement of the Offered Certificates, or until such time as each Underwriter shall cease to maintain a secondary market in the Offered Certificates, whichever occurs first, to deliver to each Underwriter the annual statements of compliance, the Annual Servicer's Certificate and the annual independent certified public accountants' servicing reports furnished to the Trustee pursuant to Section 3.5 and Section 3.6, respectively, of the Pooling and Servicing Agreement and the monthly Distribution Date Statement pursuant to Section 5.2(a) of the Series 1996-1 Supplement as soon as such statements and reports are furnished to the Trustee.

          (j) From and after the Closing Date, not to take any action inconsistent with the Trust's ownership of the Receivables other than as permitted by the Pooling and Servicing Agreement.

          (k) To the extent, if any, that the rating provided with respect to the Offered Certificates by the rating agency or agencies that initially rate the Offered Certificates is conditional upon the furnishing of documents or the taking of any other actions by DFS and/or Deutsche FRLP, to furnish such documents and take any such other actions.

     Section 6.  Conditions Precedent to the Obligations of the Underwriter.
The obligation of the Underwriters to purchase and pay for the Offered Certificates is subject to the accuracy of the representations and warranties on the part of DFS and Deutsche FRLP herein, to the accuracy of the statements of officers of DFS and Deutsche FRLP made pursuant to the provisions hereof, to the performance by DFS and Deutsche FRLP of its obligations hereunder and to the following additional conditions precedent:

          (a) The Registration Statement shall have become effective not later than 4:00 p.m., New York time, on the day following the date of this Agreement or such later date as shall have been consented to by the Representative; and prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of DFS or Deutsche FRLP, shall be contemplated by the Commission. If Deutsche FRLP has elected to rely upon Rule 430A of the 1933 Act Regulations, the price of the Offered Certificates and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period, and prior to the Closing Date the Company shall have provided evidence satisfactory to the Representative of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the 1933 Act Regulations.

          (b) Each of DFS and Deutsche FRLP shall have delivered to the Representative a certificate, dated the Closing Date, signed by its president, a senior vice president or a vice president to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus, each Designated Agreement and this Agreement and that:

                  (i) the representations and warranties of DFS and/or Deutsche FRLP, as the case may be, in each Designated Agreement and this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date;

                  (ii) each of DFS and Deutsche FRLP, as the case may be, has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                  (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to DFS's or Deutsche FRLP's knowledge, threatened as of the Closing Date; and

                  (iv) nothing has come to such person's attention that would lead such person to believe that the Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c) Since the respective dates as of which information is given in the Prospectus as amended or supplemented, there shall not have occurred any material adverse change or any development involving a prospective material adverse change, in or affecting particularly the business or assets of the Trust, Deutsche FRLP or DFS or any material adverse change in the financial position or results or operations of the Trust, Deutsche FRLP or DFS otherwise than as set forth or contemplated in the Prospectus which in any such case makes it impracticable to inadvisable in the Representative's reasonable judgment to proceed with the public offering or the delivery of the Offered Certificates on the terms and in the manner contemplated in the Prospectus as amended or supplemented.

          (d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business, financial condition or properties of DFS or Deutsche FRLP which, in the Representative's judgment, materially impairs the investment quality of the Offered Certificates, (ii) any material adverse change in the financial markets in the United States or any outbreak of hostilities or other calamity or crisis, the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Offered Certificates or to enforce contracts for the sale of the Offered Certificates, (iii) the suspension of trading generally by either the American Stock Exchange or the New York Stock Exchange, or the establishment of minimum or maximum prices or ranges of prices, by either of such exchanges or by order of the Commission or any other governmental authority, or any banking moratorium declared by Federal, Missouri or New York authorities or (iv) any event that would constitute a default under this Agreement or default in the performance of DFS's or Deutsche FRLP's obligations under any Designated Agreement or which, with the passage of time or the giving of notice or both, would constitute such default.

          (e) The Representative shall have received from counsel (who shall be satisfactory to the Representative) for DFS and Deutsche FRLP, an opinion, dated the Closing Date and addressed to the Underwriters and satisfactory in form and substance to the Representative and to counsel to the Representative, with respect to the matters set forth in Exhibit A hereto.

          (f) The Representative shall have received from Bryan Cave, special counsel for Deutsche FRLP, an opinion, dated the Closing Date and satisfactory in form and substance to the Representative and to counsel to the Underwriters, to the effect that the information in the

     Prospectus under "State and Local Tax Consequences," to the extent it constitutes matters of Missouri law or legal conclusions with respect thereto, has been reviewed by such counsel and is correct in all material respects and the opinions (addressed to the Underwriters) dated the Closing Date and required by any rating agency.

          (g) The Representative shall have received from Mayer, Brown & Platt, special counsel to DFS and Deutsche FRLP, an opinion, dated the Closing Date, addressed to the Underwriters and satisfactory in form and substance to the Representative and to counsel to the Underwriters, relating to certain insolvency and bankruptcy matters and federal income tax matters.

          (h) The Representative shall have received from Pryor, Cashman, Sherman & Flynn, counsel for the Trustee, an opinion, dated the Closing Date and addressed to the Underwriters, DFS and Deutsche FRLP and satisfactory in form and substance to the Representative and to counsel to the Underwriters, in substantially the form of Exhibit B hereto.

          (i) The Representative shall have received an officer's certificate dated the Closing Date of the chairman of the board, the president, an executive vice president or the treasurer of the Trustee in which such officer shall state that, to the best of his/her knowledge after reasonable investigation, the representations and warranties of the Trustee contained in the Pooling and Servicing Agreement are true and correct in all material respects, and that the Trustee has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied under the Pooling and Servicing Agreement at or prior to the Closing Date.

          (j) The Representative shall have received a copy of a ratings letter confirming that the Class A Certificates have been rated in the highest rating category by at least one of Moody's Investors Service, Inc., Standard & Poor's Ratings Services and Fitch Investors Service Inc., and such ratings shall not have been reduced or withdrawn and that the Class B Certificates have been rated in one of the three highest rating categories by at least one of Moody's Investors Service, Inc., Standard & Poor's Ratings Services and Fitch Investors Service Inc., and such ratings shall not have been reduced or withdrawn.

          (k) The Trustee shall have furnished to the Representative a certificate of the Trustee, signed by one or more duly authorized officers of the Trustee, dated the Closing Date, as to the due acceptance of the Pooling and Servicing Agreement by the Trustee and the due execution and delivery of the Offered Certificates by the Trustee thereunder and such other matters as the Representative shall reasonably request.

          (l) Counsel to DFS and Deutsche FRLP shall have furnished to the Representative any opinions supplied to the rating agencies relating to certain matters with respect to the Certificates, which opinion shall also be addressed to the Underwriters. Drafts of such opinions shall have been furnished to the Representative no later than five business days prior to the Closing Date.

          (m) The Representative shall have received a letter, dated the Closing Date and addressed to the Underwriters, from KPMG Peat Marwick LLP certified public accountants, substantially in the form heretofore approved by the Representative and counsel to the Underwriters.

          (n) The Representative shall have received a copy of (i) a file-stamped acknowledgment copy of the UCC-1 financing statement on Form UCC-1 filed with the Secretary of State of the State of Missouri with respect to the transfer of the Receivables and the Collateral Security by DFS to Deutsche FRLP pursuant to the Receivables Contribution and Sale Agreement, identifying the Receivables and the Collateral Security as collateral and naming DFS as debtor and Deutsche FRLP as the secured party, and (ii) a file-stamped acknowledgment copy of the UCC-1 financing statement on Form UCC-1 filed with the Secretary of State of the State of Missouri with respect to the transfer of the Receivables and the Collateral Security by Deutsche FRLP to the Trustee pursuant to the Pooling and Servicing Agreement, identifying the Receivables and the Collateral Security as collateral and naming Deutsche FRLP as debtor and the Trustee as the secured party.

          (o) All documents incident to the Designated Agreements and this Agreement shall be reasonably satisfactory in form and substance to the Underwriters and counsel to the Underwriters; and all actions taken by Deutsche FRLP to authorize the offering and sale of the Offered Certificates, shall be reasonably satisfactory in form and substance to the Underwriters and counsel to the Underwriters; and DFS and/or Deutsche FRLP shall furnish the Underwriters and counsel to the Underwriters with such other opinions, certificates, letters and documents as the Underwriters or counsel to the Underwriters shall reasonably request.

     If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Seller at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5 hereof.

          Section 7. Indemnification and Contribution. (a) Each of DFS and Deutsche FRLP shall, jointly and severally, indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of
Section 15 of the Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of Deutsche FRLP and DFS; and

          (iii) against any and all expense whatsoever (including, subject to Section 7(c) hereof, the fees and disbursements of counsel chosen by you) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to Deutsche FRLP by the Representative expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (b) Each Underwriter severally agrees to indemnify and hold harmless Deutsche FRLP and DFS, each of their respective directors, each of their respective officers who signed the Registration Statement, and each person, if any, who controls Deutsche FRLP and DFS, respectively, within the meaning of
Section 15 of the Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to Deutsche FRLP by such Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it with respect to which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

          SECTION 8. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 7 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, Deutsche FRLP and DFS, jointly and severally, on the one hand, and the Underwriters, on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by Deutsche FRLP, DFS and one or more Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount bears to the initial public offering price, and Deutsche FRLP and DFS shall be jointly and severally responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the other provisions of this Section 8, an Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Certificates were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 16 of the Act shall have the same rights to contribution as such Underwriter and each director or partner of Deutsche FRLP, each officer of Deutsche FRI who signed the Registration Statement, and each person, if any, who controls Deutsche FRLP or DFS within the meaning of Section 16 of the Act shall have the same rights to contribution as Deutsche FRLP and DFS.

          Section 9. Survival of Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of each of DFS, Deutsche FRLP or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of any Underwriter, DFS, Deutsche FRLP or any of their respective representatives, officers or directors of any controlling person, and will survive delivery of and payment for the Offered Certificates.

          Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail on the Closing Date to purchase the Offered Certificates which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

          (a) if the principal amount of Defaulted Securities does not exceed 10% of the principal amount of Offered Certificates, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b) if the principal amount of Defaulted Securities exceeds 10% of the principal amount of Offered Certificates, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Deutsche FRLP shall have the right to postpone Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

          Section 11. Notices. All communications hereunder will be in writing and:

               (i) if sent to the Underwriters, will be mailed, delivered or sent by facsimile transmission and confirmed to the Representative at:

                    Deutsche Morgan Grenfell Inc.
                    31 West 52nd Street, 12th Floor
                    New York, New York 10019
                    Attention:  Charles W. Kerner
                    Facsimile:  (212) 469-7185;

               (ii) if sent to Deutsche FRLP, will be mailed, delivered or sent by facsimile transmission, and confirmed to it at:

                    Deutsche Floorplan Receivables, L.P.
                    655 Maryville Centre Drive
                    St. Louis, Missouri  63141
                    Attention:  Richard Schumacher
                    Telephone:  (314) 542-3950
                    Facsimile:  (314) 523-3993;


               (iii) if sent to DFS, will be mailed, delivered or sent by facsimile transmission, and confirmed to it at:

                    Deutsche Financial Services Corporation
                    655 Maryville Centre Drive
                    St. Louis, Missouri  63141
                    Attention: General Counsel
                    Telephone:  (314) 523-3030
                    Facsimile:  (314) 523-3190;


or to such other address as DFS, Deutsche FRLP or the Representative may designate in writing to the other parties hereto.

          Section 12. Successors. This Agreement will inure to the benefit of and be binding upon the Underwriters, DFS and Deutsche FRLP and their respective successors and the officers and directors and controlling persons referred to in
Section 7 hereof, and no other person will have any right or obligations hereunder.

          Section 13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          Section 14. Counterparts. This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance hereof shall constitute a binding agreement between the Underwriters, Deutsche FRLP and DFS.


                              Very truly yours,



                              DEUTSCHE FLOORPLAN RECEIVABLES, L.P.


                              By:   DEUTSCHE FLOORPLAN RECEIVABLES, INC.,
                                    General Partner


                              By:
                                 -------------------------------
                                 Name:
                                      --------------------------
                                 Title:
                                       -------------------------

                              By:
                                 -------------------------------
                                 Name:
                                      --------------------------
                                 Title:
                                       -------------------------


                              DEUTSCHE FINANCIAL SERVICES  CORPORATION


                              By:
                                 -------------------------------
                                 Name:
                                      --------------------------
                                 Title:
                                       -------------------------

                              By:
                                 -------------------------------
                                 Name:
                                      --------------------------
                                 Title:
                                       -------------------------

Accepted in New York, New York,
as of the date hereof:

DEUTSCHE MORGAN GRENFELL, INC.


By:
   -----------------------------------
   Name:
        ------------------------------
   Title:
         -----------------------------


By:
   -----------------------------------
   Name:
        ------------------------------
   Title:
         -----------------------------

For itself and as Representative
of the other Underwriters named in
Schedule A hereto.

                                   SCHEDULE A

                                                     Principal Amount of
    Name of Underwriter                              Offered Certificate
                                                     -------------------
Deutsche Morgan Grenfell......................
Citicorp Securities Markets Inc...............
Dean Witter Reynolds Inc......................
Lehman Brothers, Inc...............................
Salomon Brothers Inc..........................
                                                      -----------------
Total                                                $
                                                      -----------------

                                   EXHIBIT A
                           TO UNDERWRITING AGREEMENT



          1. DFS is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, and is duly qualified to transact business and is in good standing in each jurisdiction in the United States of America in which failure to so qualify would have a material adverse effect on its business and financial condition.

          2. Deutsche FRLP is duly qualified to transact business and is in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership of its property requires such qualification.

          3. Deutsche FRI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is duly qualified to transact business and is in good standing in each jurisdiction in the United States in which the conduct of its business or the ownership of its property requires such qualification.

          4. The partnership agreement of Deutsche FRLP has been duly and validly authorized, executed and delivered by Deutsche FRI and constitutes the valid and finding agreement of Deutsche FRI, enforceable against Deutsche FRI in accordance with its terms.

          5. Deutsche FRLP has been validly formed and is validly existing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act"), with full partnership power and authority under the partnership agreement and the Delaware Act to conduct the business in which it proposes to engage as described in the Prospectus.

          6. The execution and delivery of the Pooling and Servicing Agreement and the Underwriting Agreement and the performance of the Designated Agreements and the Underwriting Agreement are permitted under the Delaware Act and will not violate any applicable Delaware law or regulation.

          7. DFS has the requisite power to execute and deliver each of the Pooling and Servicing Agreement and the Underwriting Agreement and to perform its obligations under each Designated Agreement and the Underwriting Agreement.

          8. Each of the Pooling and Servicing Agreement and the Underwriting Agreement has been duly and validly authorized, executed and delivered by each of DFS and Deutsche FRLP, and each Designated Agreement constitutes the valid, legal and binding obligation of each of DFS and Deutsche FRLP, enforceable against each of DFS and Deutsche FRLP in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          9. The direction of Deutsche FRLP to authenticate and deliver the Offered Certificates has been duly authorized by Deutsche FRLP, and the Offered Certificates have been duly and validly authorized, and, when duly and validly executed by Deutsche FRLP and authenticated by the Trustee and delivered to Deutsche FRLP in accordance with the Pooling and Servicing Agreement, and following delivery to and payment therefor by the Underwriters as provided herein, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

          10. Neither the execution and delivery by DFS or Deutsche FRLP of the Pooling and Servicing Agreement or the Underwriting Agreement nor the consummation of DFS or Deutsche FRLP of the transactions therein contemplated by the Designated Agreements or the Underwriting Agreement, nor the issuance of the Offered Certificates by the Trust or the public offering thereof as contemplated in the Prospectus, will conflict with or result in a breach of, or constitute a default (with notice or passage of time or both) under, or result in the imposition of any lien, charge or encumbrance upon any of the property or assets of DFS or Deutsche FRLP (except as required or permitted pursuant thereto) pursuant to any indenture, mortgage, contract or other instrument to which DFS or Deutsche FRLP is party or by which any of them is bound, nor will such action violate any provision of the certificate of incorporation or by-laws of DFS or the partnership agreement of Deutsche FRLP. To the best of such counsel's knowledge and information, the execution and delivery of the Pooling and Servicing Agreement and the Underwriting Agreement and the consummation of the transactions contemplated by the Designated Agreements or the Underwriting Agreement will not result in the violation of the provisions of any applicable federal or Missouri law, administrative regulation or court decree.

          11. There are no legal or governmental proceedings pending or, to the knowledge of such counsel, threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein, and all pending legal or governmental proceedings to which DFS or Deutsche FRLP is a party or to which any of its property is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material. There are no legal or governmental proceedings pending or, to the best of such counsel's knowledge and information, threatened (A) asserting the invalidity of the Receivables Contribution and Sale Agreement, the Pooling and Servicing Agreement or the Certificates, (B) seeking to prevent the issuance of the Certificates or the consummation by DFS or Deutsche FRLP of any of the transactions contemplated by the Designated Agreements or the Underwriting Agreement or (C) which might materially and adversely affect the performance by DFS or Deutsche FRLP of its obligations under the Designated Agreements or the Underwriting Agreement.

          12. No consent, approval, authorization or order of, or registration, filing or declaration with, any court or governmental agency or body is required in connection with (i) the execution and delivery by DFS or Deutsche FRLP of the Pooling and Servicing Agreement or of the Underwriting Agreement or the performance by DFS or Deutsche FRLP of any Designated Agreement or of the Underwriting Agreement or (ii) the offer, sale or delivery of the Offered Certificates, except such as shall have been obtained or made, as the case may be, or will be obtained or made, as the case may be, prior to the Closing Date.

          13. Each of DFS and Deutsche FRLP possesses all material licenses, certificates, authorities or permits issued by the appropriate state or federal regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Prospectus, except to the extent that the failure to have such licenses, certificates, authorities or permits does not have a material adverse effect on the Offered Certificates or the financial condition of DFS or Deutsche FRLP, and neither DFS nor Deutsche FRLP has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of its business, operations or financial condition.

          14. The Registration Statement has become effective under the Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission. The Registration Statement and the Prospectus (other than the financial statements and other accounting information contained in the Registration Statement or the Prospectus, or omitted therefrom, as to which such counsel does not express any opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder.

          15. There are no contracts or other documents required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not so filed or described as required.

          16. The Offered Certificates, each Designated Agreement and the Underwriting Agreement each conform in all material respects with the descriptions thereof contained in the Registration Statement and the Prospectus.

          17. Each of DFS and Deutsche FRLP has full power and authority to sell and assign the Receivables and the Collateral Security and has duly authorized its sale and assignment of such property by all necessary corporate action.

          18. Immediately prior to the transfer of the Receivables to Deutsche FRLP, DFS owned the Receivables and Collateral Security free and clear of any lien, security interest or charge. With respect to each Receivable (other than an Unsecured Receivable) constituting part of the Trust, such Receivable is, to the best of such counsel's knowledge or information, secured by a validly perfected first priority security interest in the related security property in favor of DFS as a secured party, other than as permitted by the Pooling and Servicing Agreement. Each such Receivable and Collateral Security has been duly and validly assigned to Deutsche FRLP by DFS.

          19. All filings necessary under applicable law to perfect the transfer of the Receivables and Collateral Security by DFS to Deutsche FRLP pursuant to the Receivables Contribution and Sale Agreement have been made and, provided that DFS does not relocate its principal place of business in a state other than Missouri, no other filings (other than the filing of continuation statements) need be made to maintain the perfection of the sale of the Receivables and Collateral Security to Deutsche FRLP pursuant to the Receivables Contribution and Sale Agreement.

          20. Immediately prior to the transfer of the Receivables to the Trustee, Deutsche FRLP is the sole owner of all right, title and interest in, and has good and marketable title to, the

Receivables and the Collateral Security to be transferred by it to the Trust. The assignment of the Receivables and the Collateral Security, all documents and instruments relating thereto and all proceeds thereof to the Trustee, pursuant to the Pooling and Servicing Agreement, vest in the Trustee all interests which are purported to be conveyed thereby, free and clear of all liens, security interests, encumbrances or other rights of others, except as specifically permitted pursuant to the Pooling and Servicing Agreement.

          21. Immediately prior to the transfer of the Receivables to the Trustee, Deutsche FRLP's interest in the Receivables and the Collateral Security and the proceeds of each of the foregoing were perfected, to the extent any filing was necessary to effect such perfection, upon the filing of the UCC-1 financing statement, the form of which is attached to such opinion, with the Secretary of State of the State of Missouri and constituted a perfected ownership interest therein, free and clear of all liens, security interests, encumbrances and other rights of others, except as specifically permitted pursuant to the Pooling and Servicing Agreement. If a court concludes that the transfer of the Receivables from Deutsche FRLP to the Trustee is a sale, the interest of the Trustee in the Receivables and the Collateral Security and the proceeds of each of the foregoing was perfected, to the extent any filing was necessary to effect such perfection, upon the filing of the UCC-1 financing statement, the form of which is attached to such opinion, with the Secretary of State of the State of Missouri and constitutes a perfected ownership interest therein, free and clear of all liens, security interests, encumbrances and other rights of others, except as specifically permitted pursuant to the Pooling and Servicing Agreement. If a court concludes that such transfer is not a sale, the Pooling and Servicing Agreement constitutes a grant by Deutsche FRLP to the Trustee of a valid security interest in the Receivables and the Collateral Security and the proceeds of each of the foregoing, which security interest was perfected upon the filing of the UCC-1 financing statement, the form of which is attached to such opinion, with the Secretary of State of the State of Missouri and constitutes a first priority perfected security interest therein. No filing or other action, other than the filing of the UCC-1 financing statements with the Secretary of State of the State of Missouri referred to above, is necessary to perfect and maintain the ownership interest or the security interest of the Trustee in the Receivables and the Collateral Security and the proceeds of each of the foregoing against third parties.

          22. The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended. Neither Deutsche FRLP nor the Trust is or will as a result of the offer and sale of the Offered Certificates as contemplated by the Underwriting Agreement, become an "investment company" as defined in the Investment Company Act of 1940, as amended.

          23. The statements in the Prospectus under the headings "Prospectus Summary - Tax Matters", "Prospectus Summary-ERISA Considerations", "Special Considerations - Certain Risks Relating to the Insolvency of DFS, Deutsche BSC or the Seller", "Special Considerations - Effect of Insolvency Laws on Enforceability of Receivables" and "ERISA Considerations", to the extent that they constitute matters of law or legal conclusions with respect thereto, were prepared or reviewed by such counsel and are correct in all material respects.

          24. The Receivables are either chattel paper, accounts or general intangibles under the Missouri Uniform Commercial Code.

          25. Nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the date thereof or on the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                   EXHIBIT B
                           TO UNDERWRITING AGREEMENT



          1. The Trustee has been duly incorporated and is validly existing as a corporation in good standing under the laws of New York with full corporate trust power and authority to enter into and perform its obligations under the Pooling and Servicing Agreement.

          2. The Pooling and Servicing Agreement has been duly executed and delivered by the Trustee, and, insofar as the laws governing the trust powers of the Trustee are concerned and assuming due authorization, execution and delivery thereof by each of DFS and Deutsche FRLP, the Pooling and Servicing Agreement constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganizations or other similar laws relating to or affecting the enforcement of creditor' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          3. The Offered Certificates have been duly executed, authenticated and delivered by the Trustee.

          4. Neither the execution nor delivery by the Trustee of the Pooling and Servicing Agreement, nor the consummation of any of the transactions by the Trustee contemplated thereby required the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any governmental authority or agency under any existing federal or New York State law governing the trust powers of the Trustee, except such as have been obtained, made or taken.

                                      B-1